UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2020

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information regarding the Restructuring Support Agreement (as defined below) and the Equity Commitment Agreement (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03	Bankruptcy or Receivership.

On April 7, 2020, Quorum Health Corporation (“QHC”) and certain of its direct and indirect subsidiaries (collectively, the “Company”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in order to implement the financial restructuring of the Company (the “Restructuring”). The Company has requested that the Bankruptcy Court administer the Chapter 11 Cases jointly under the caption In re Quorum Health Corporation, et al.

The Company filed motions with the Bankruptcy Court seeking authorization to continue to operate its businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure its ability to continue operating in the ordinary course of business, the Company also has filed with the Bankruptcy Court a variety of motions seeking “first day” relief motions, including authority to pay employee wages and benefits and certain vendors and suppliers in the ordinary course of business. The Plan (as defined below) and the “first day” relief anticipate that vendors and other unsecured creditors who continue to work with the Company on existing terms will be paid in full and in the ordinary course of business. The Company expects that the Bankruptcy Court will grant its motions for “first day” relief, and all existing patient, physician, and supplier contracts are expected to remain in place and be serviced in the ordinary course during the pendency of the Chapter 11 Cases.

Restructuring Support Agreement

In contemplation of its potential bankruptcy filing and proposed restructuring and recapitalization under Chapter 11 of the Bankruptcy Code, on April 6, 2020, the Company entered into a Restructuring Support Agreement (the “RSA”) with (i) lenders who (a) constitute more than a majority in number of the lenders of the outstanding term loans (the “Term Loans”) and the outstanding revolving loans (the “Revolving Loans”, together with the Term Loans, the “First Lien Loans”) under that certain credit agreement (the “Senior Secured Credit Agreement”), dated as of April 29, 2016, by and among QHC, as borrower, each of the guarantors named therein, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent for the lenders under the Senior Secured Credit Agreement (the “First Lien Agent”), and (b) hold at least two-thirds of the aggregate outstanding principal amount of the First Lien Loans (the “Consenting First Lien Lenders”), and (ii) holders who (x) constitute a majority in number of the holders of $400,000,000 aggregate outstanding principal amount of 11.625% Senior Notes due 2023 issued by QHC (the “Senior Notes”) and (y) hold at least two-thirds of the aggregate outstanding principal amount of the Senior Notes (the “Consenting Noteholders”, and collectively with the Consenting First Lien Lenders, the “Consenting Stakeholders”). As set forth in the RSA, the Company and the Consenting Stakeholders have agreed to the principal terms of a restructuring of the Company.

The RSA sets forth the terms under which the Company and the Consenting Stakeholders agreed to implement the financial restructuring of the Company (the “Restructuring”) through the Plan, a copy of which is attached as Exhibit A to the RSA. Although the Company intends to pursue the Restructuring in accordance with the terms set forth in the RSA, there can be no assurance that the Company will be successful in completing the Restructuring in the Chapter 11 Cases, whether on the same or different terms than those provided in the RSA and the Plan.

Existing Senior Secured Debt

Under the RSA, the Plan provides for a comprehensive deleveraging of the Company’s balance sheet. Specifically, the Plan contemplates that the Company will emerge from the Chapter 11 Cases with a leaner capital structure comprised of (a) a senior secured asset-based revolving credit facility, and (b) a senior secured term loan facility in an aggregate principal amount of $738.3 million minus an aggregate paydown amount of at least $50 million but no more than $100 million (the “Exit Facility”), as determined by the holders of at least 50% of the aggregate commitment amounts of all commitment parties party to the Equity Commitment Agreement (the “Required Equity Commitment Parties”). Each lender party to that certain ABL Credit Agreement (the “ABL Credit Agreement”), dated April 29, 2016, among the Company, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent, as amended, which provides for the Company’s senior secured asset based revolving credit facility (the “ABL Facility”), will receive indefeasible payment in full in cash of its allowed claims under the ABL Facility. Further, each lender of the outstanding Revolving Loans will receive its pro rata share of: (i) cash in the amount of (A) the aggregate principal amount of the Revolving Loans, multiplied by (B) a ratio equal to (X) the cash paid to holders of claims arising under the outstanding Term Loans divided by (Y) the aggregate principal amount of the Term Loans; and (ii) the Exit Facility. Each lender of the Term Loans will receive its pro rata share of: (i) $50 million to $100 million in cash proceeds, as determined by the Required Equity Commitment Parties pursuant to and in accordance with the Equity Commitment Agreement; and (ii) the Exit Facility.

Existing Senior Notes

Pursuant to the Plan, the claims of the Senior Notes will be discharged, terminated and released in exchange for 100% of the new common stock of the reorganized QHC (the “Reorganized QHC”), subject to dilution for certain issuances of new common stock, and beneficial interests in the QHC Litigation Trust (as defined below). The Plan requires the Company to establish a litigation trust (the “QHC Litigation Trust”) for the benefit of the holders of claims under the Senior Notes. The Company will contribute to the QHC Litigation Trust certain specified causes of action, existing at law or in equity, that the Company has or acquires after the petition date. The QHC Litigation Trust will be governed by the terms of a QHC Litigation Trust Agreement, which the Company and the trustee for the QHC Litigation Trust will enter into by the effective date of the Plan.

General Unsecured Claims

The terms of the restructuring contemplate that the Company will pay all of the holders of general unsecured claims against the Company in the ordinary course.

Existing Common Stock, Restricted Stock, and Restricted Stock Units

All outstanding shares of common stock, shares of restricted stock (whether vested or unvested), and restricted stock units (whether vested or unvested) of QHC will be cancelled pursuant to the Plan. Therefore, if the Plan is confirmed by the Bankruptcy Court, the holders of such equity interests will not receive any recovery.

Management Incentive Plan

The Plan contemplates that the Reorganized QHC will adopt a management incentive plan (the “MIP”) on or after the effective date of the Plan. Under the MIP, shares of new common stock (or other equity securities) will be reserved for grant to management, key employees, and directors of Reorganized QHC. The governing body of the Reorganized QHC will determine the terms and conditions of the MIP.

Material Covenants

The RSA imposes covenants on all of the parties thereto, which include, without limitation, the obligation of each party to use commercially reasonable efforts and to work in good faith to, as soon as reasonably practicable, consummate, the Restructuring, negotiate and complete definitive restructuring documents, obtain entry of an order confirming the Plan, and not take any action that is inconsistent with, or intended to frustrate, the timely approval of the Plan. Furthermore, the Consenting Stakeholders covenant to vote in favor of the Plan and not, directly or indirectly, object to, delay, impede or take any other action designed to interfere with the acceptance, implementation, confirmation, or consummation of the Plan, such as supporting or submitting or soliciting approval of a competing plan of reorganization. The RSA requires the Company to pay the documented fees and expenses of the legal and financial advisors of the Consenting Stakeholders, subject to the approval of the Bankruptcy Court. Moreover, in the RSA, the Company covenants to operate its business in the ordinary course in a manner consistent with past practice in all material respects and notify the Consenting Stakeholders of any breach of the RSA within three business days of obtaining actual knowledge thereof.

Milestones

The RSA requires the Company to meet certain milestones, unless extended or waived in writing by the Company, on the one hand, and at least 50.01% of the Consenting First Lien Lenders and at least 50.01% of the Consenting Noteholders, on the other hand. The Consenting Stakeholders are permitted to terminate the RSA and revoke their support of the Plan in the event the Company fails to achieve one of the milestones. The milestones include, among others: (i) no later than April 6, 2020, the Company must commence the solicitation of votes for the acceptance or rejection of the Plan (the “Solicitation”); (ii) no later than April 7, 2020, the Company must commence the Chapter 11 Cases; (iii) on the date the Company files the bankruptcy petitions with the Bankruptcy Court, the Company also must file with the Bankruptcy Court (a) the Plan; (b) the Disclosure Statement (as defined below); and (c) a motion to obtain postpetition “debtor-in-possession” financing; and (iv) the Plan must be effective no later than seventy-five calendar days after the petition date, provided that if any required regulatory approval has not been obtained prior to the 75th calendar date, the effective date milestone will automatically be extended to ninety-five calendar days after the petition date.

Termination Events

The RSA also contains certain termination provisions. The Consenting Noteholders who collectively hold at least 50.01% of the aggregate outstanding principal amount of the Senior Notes (the “Required Consenting Noteholders”) or the Consenting First Lien Lenders who collectively hold at least 50.01% of the First Lien Loans (the “Required Consenting First Lien Lenders”) have the right to terminate the RSA in the following circumstances:

•

any debtor in the Chapter 11 Cases files a plan of reorganization other than the Plan without the prior written consent of the Required Consenting Noteholders and the Required Consenting First Lien Lenders;

•

with respect to the Required Consenting Noteholders only, the Company amends or modifies, or seeks the Bankruptcy Court’s approval of a material amendment or modification to, the definitive restructuring documents;

•

the Bankruptcy Court grants relief that is inconsistent in any material respect with any definitive restructuring document in a manner that adversely impacts the treatment of the Consenting Noteholders claims;

•

a breach by any debtor in the Chapter 11 Cases of its obligations under the RSA and such breach is not cured within five business days after giving notice to the respective counsels of the Consenting Noteholders and the Consenting First Lien Lenders;

•

with respect to the Required Consenting Noteholders only, a breach by one or more of the Consenting First Lien Lenders of its obligations under the RSA such that the non-breaching Consenting First Lien Lenders no longer meet the thresholds required for the RSA to be effective;

•

with respect to the Required Consenting First Lien Lenders only, a breach by one or more of the Consenting Noteholders of its obligations under the RSA such that the non-breaching Consenting Noteholders no longer meet the thresholds required for the RSA to be effective;

•	with respect to the Required Consenting First Lien Lenders only, the parties to the Equity Commitment Agreement fail to fully execute the Equity Commitment Agreement;

•	with respect to the Required Consenting First Lien Lenders only, the parties to the Equity Commitment Agreement do not commit to invest at least $200 million of new money;

•

with respect to the Required Consenting First Lien Lenders only, the Plan provides for payment of less than $50 million in respect of the claims arising under the Term Loan Facility and the Revolving Credit Facility;

•	the Equity Commitment Agreement is validly terminated;

•	the DIP Facility (as defined below) is terminated and remains terminated for five business days;

•

with respect to the Consenting First Lien Lenders only, the DIP Lenders (as defined below) fail to fully execute a debtor-in-possession credit agreement in a manner consistent in all material respects with the terms set forth in the DIP Term Sheet (as defined below);

•

a trustee, receiver or examiner is appointed in one or more of the Chapter 11 cases, the filing by any debtor of a motion seeking to dismiss the Chapter 11 Cases or convert any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code;

•	the Bankruptcy Court enters an order in the Chapter 11 Cases terminating the Company’s exclusive right to file a plan or plans of reorganization;

•	any debtor in the Chapter 11 Cases challenges the principal amount, priority or validity of the claims arising under the Senior Notes, the Term Loan Facility or the Revolving Credit Facility;

•

any Debtor sells, or files any motion or application seeking authority to sell, a material portion of the Company’s assets as a whole, without the prior written consent of the Required Consenting Noteholders and the Required Consenting First Lien Lenders;

•

with respect to the Required Consenting First Lien Lenders only, the Company grants a lien on the collateral securing the Term Loan Facility or Revolving Credit Facility that is senior to the valid and perfected liens of the lenders thereunder, except (i) in the case of adequate protection to the extent required by the orders approving the DIP Facility, (ii) any “carve outs” approved by the Bankruptcy Court with respect to the DIP Facility, and (iii) to the extent the Company is already permitted to grant such a lien under the terms of the Senior Secured Credit Agreement;

•

with respect to the Required Consenting First Lien Lenders only, the Consenting Senior Lenders do not receive payment on April 30, 2020 of all accrued but unpaid interest (at the non-default rate) as of such date;

•	with respect to the Required Consenting Noteholders only, the Company fails to pay the documented fees and expenses of the legal and financial advisors of the Consenting Noteholders;

•

with respect to the Required Consenting Noteholders only, the Required Consenting First Lien Lenders rightfully terminate the RSA or there occurs any uncured event of default under the indenture governing the Senior Notes prior to the petition date in the Chapter 11 Cases;

•	with respect to the Required Consenting First Lien Lenders only, the Required Consenting Noteholders rightfully terminate the RSA; or

•

the Company files a motion or pleading with the Bankruptcy Court seeking authority to terminate the RSA or provides notice to counsel to the Consenting Stakeholders of its intent to enter into or otherwise publicly announce its entry into or intent to pursue an alternative transaction.

Additionally, the Company has the right to terminate the RSA if the following events occur: (i) the board of directors of the Company determines, in good faith after consulting with counsel, that the restructuring contemplated by the Plan would breach the board’s fiduciary obligations; (ii) breach by one or more of the Consenting Noteholders of its obligations under the RSA such that the non-breaching Consenting Noteholders no longer meet the thresholds required for the RSA to be effective and such breach is not cured within ten days after written notice is provided to the Company; (iii) breach by one or more of the Consenting First Lien Lenders of its obligations under the RSA such that the non-breaching Consenting First Lien Lenders no longer meet the thresholds required for the RSA to be effective and such breach is not cured within ten days after written notice is provided to the Company; (iv) the Equity Commitment Agreement has been validly terminated by a party thereto other than the Company; or (v) the (x) Consenting Noteholders no longer collectively constitute more than 50% in number of the holders of the Senior Notes or no longer hold at least two-thirds of the aggregate outstanding principal amount of the Senior Notes or (y) Consenting First Lien Lenders no longer collectively constitute more than 50% in number of the lenders under the Term Loan Facility and Revolving Credit Facility or no longer hold at least two-thirds of the aggregate outstanding principal amount of the First Lien Loans.

Debtor-in-Possession Financing

In connection with the Chapter 11 Cases, certain Consenting Stakeholders or their affiliates (the “DIP Lenders”) have agreed to provide debtor-in-possession financing to QHC on the terms set forth in the term sheet (the “DIP Term Sheet”) attached as Exhibit C to the RSA. The DIP Term Sheet contemplates that the DIP Lenders will make available to QHC loans in the aggregate principal amount of up to $100 million (the “DIP Facility”). The closing and initial funding of the DIP Facility will occur after the Bankruptcy Court enters an interim order approving debtor-in-possession financing. QHC will only be permitted to draw a maximum principal amount of $30 million under the DIP Facility until the Bankruptcy Court enters a final order approving the debtor-in-possession financing. After the Bankruptcy Court enters the final order approving the debtor-in-possession financing, QHC may draw the remaining portion of the loan commitments not available or drawn in connection with the interim order.

On April 7, 2020, the Company filed motions seeking the entry of interim and final orders approving the DIP Facility on terms and conditions set forth in the DIP Term Sheet. The Company must obtain the Bankruptcy Court’s approval of the interim order no later than three business days after the petition date and the final order no later than thirty-five calendar days after the petition date. The DIP Facility, if approved by the Bankruptcy Court as proposed, will contain the following terms:

•	GLAS USA, LLC will serve as the administrative agent for the DIP Facility, and GLAS Americas, LLC will act as a collateral agent for the DIP Facility.

•

The Company anticipates using the cash from the DIP Facility to fund its operating expenses, certain professional fees, and bankruptcy-related costs and expenses (including restructuring fees and adequate protection payments) during the Chapter 11 Cases. However, the Company may only use the cash borrowed under the DIP Facility in accordance with the budget approved by the DIP Lenders.

•	The current guarantors of the Term Loan Facility and Revolving Credit Facility will guarantee the obligations of QHC under the DIP Facility.

•

Subject to a specified carve-out amount for certain administrative, legal, and court fees payable in connection with the Chapter 11 Cases, the claims arising under the DIP Facility will (i) be entitled to joint and several superpriority claim status in the Chapter 11 Cases, and (ii) be secured by a perfected first priority lien on (x) the amounts deposited in a segregated deposit account for advances under the DIP Facility and (y) avoidance actions and the proceeds thereof. The claims arising under the DIP Facility also will be secured by a perfected junior lien on all of the assets encumbered by the Term Loan Facility and Revolving Credit Facility.

•

The loans advanced under the DIP Facility will bear interest at a rate per annum equal to the adjusted LIBO rate used for the Term Loan Facility and Revolving Credit Facility, plus 10.00%. Upon the occurrence of an event of default, the DIP Lenders are permitted to charge a default rate of interest equal to 2.00% above the rate otherwise applicable to the loans outstanding under the DIP Facility. Interest is due monthly, in arrears, on the first day of each month, upon any prepayment, and at the final maturity date.

•

The DIP Facility will be subject to certain affirmative and negative covenants, including, among other covenants customary in debtor-in-possession financings, reporting by the Company in the form of a budget, together with a reasonably detailed written explanation of all material variances from the budget.

•

The DIP Facility will contain certain events of default customary in debtor-in-possession financings, including, without limit, the conversion of the Chapter 11 Cases to a Chapter 7 case or the appointment of a trustee, examiner or receiver in the Chapter 11 Cases.

•

The DIP Facility will mature upon the earlier to occur of (i) six months from the closing date of the DIP Facility, (ii) the acceleration of the loans and commitments outstanding under the DIP Facility, and (iii) the effective date of the Plan.

•

On the maturity date of the DIP Facility, if the Plan has been confirmed by the Bankruptcy Court, all amounts outstanding under the DIP Facility will convert into shares of new common stock of the Reorganized QHC. However, if the Plan has not been confirmed as of the maturity date of the DIP Facility, then QHC must pay all of the outstanding amounts under the DIP Facility in cash, unless the maturity date is extended by the DIP Lenders.

The foregoing summary of the RSA, the Plan, and the DIP Facility and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA and the exhibits and schedules annexed thereto, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.03.

Pursuant to the RSA, the Company commenced the Solicitation on April 6, 2020. In connection with the commencement of the Solicitation, copies of the Plan and the related disclosure statement (the “Disclosure Statement”) were distributed to certain institutional investor and lender creditors of the Company entitled to vote on the Plan.

Equity Commitment Agreement

Certain Consenting Noteholders (the “Equity Commitment Parties”) have agreed to commit no less than $200 million (which amount may be increased to $250 million under certain circumstances) (the “Equity Commitment Aggregate Amount”) in new funds to purchase shares of new common stock of the Reorganized QHC at a purchase price per share equal to $7.50 (the “New Common Equity Raise”), pursuant to the terms of and subject to the conditions of an Equity Commitment Agreement with the Company (the “Equity Commitment Agreement”). Additionally, the Reorganized QHC will issue to the Equity Commitment Parties shares of new common stock in an amount equal to 7.5% of the Equity Commitment Aggregate Amount, issued an equity commitment premium price per share equal to $10.00 (the “Equity Commitment Premium”). The Equity Commitment Premium is payable to the Equity Commitment Parties in cash under certain circumstances. The Company will use the proceeds from the New Common Equity Raise to fund distributions under the Plan, including, without limit, the proposed paydown of the Company’s senior secured debt.

The New Common Equity Raise will be conducted in accordance with Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This Current Report on Form 8-K does not constitute an offering of the shares of new common stock summarized above, nor the solicitation of bids or purchases for these shares of new common stock.

QHC makes customary representations and warranties in the Equity Commitment Agreement, including, but not limited to, representations and warranties related to the Company’s good standing and valid existence, the Company’s power and authority to enter into the Equity Commitment Agreement and perform its obligations thereunder, the absence of material litigation against the Company, certain intellectual property of the Company, certain tax matters, and the validity of the new common stock to be issued by the Company thereunder.

Moreover, the closing of the New Common Equity Raise is subject to the satisfaction of certain conditions precedent, including, among others, the RSA has not been terminated, the Plan is confirmed and declared effective by the Bankruptcy Court, all other government approvals (including anti-trust approval, if applicable) have been obtained by the Company, the Company reimburses the Equity Commitment Parties for their documented fees and expenses incurred in connection with the New Common Equity Raise, and no event has occurred that has or would reasonably be expected to have a material adverse effect on the Company.

The foregoing summary of the Equity Commitment Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Commitment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.03.

In connection with the Chapter 11 Cases, McDermott Will & Emery LLP is serving as legal counsel to the Company, Alvarez & Marsal North America LLC is serving as the Company’s restructuring advisor and MTS Health Partners, L.P. is serving as financial advisor. Kirkland & Ellis LLP is serving as legal counsel to the Consenting Noteholders and Jefferies LLC is serving as financial advisor. Milbank LLP is serving as legal counsel to the Consenting First Lien Lenders and Houlihan Lokey is serving as financial advisor.

The agreements and transactions summarized in Item 1.03 of this Current Report on Form 8-K are subject to approval by the Bankruptcy Court, which has not been obtained at this time. These summaries, therefore, may not reflect the definitive versions of these agreements and transactions and are qualified in their entirety by reference to the definitive agreements and transactions, as approved by the Bankruptcy Court.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default under the following debt instruments of the Company (the “Debt Instruments”):

•	the Senior Secured Credit Agreement;

•	the ABL Credit Agreement; and

•

the Indenture, dated as of April 22, 2016, by and between the Company and Wilmington Savings Fund Society, FSB, as successor trustee to Regions Bank, which governs the terms of the Senior Notes, as amended by that certain Supplemental Indenture, dated April 29, 2016, that certain Supplemental Indenture, dated December 28, 2016, and that certain Third Supplemental Indenture, dated February 6, 2020.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable without notice from the lenders thereunder. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the lenders’ rights to enforce the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 6, 2020, the Board appointed Paul Rundell, a Managing Director at Alvarez & Marsal, LLC (“A&M”), as Chief Restructuring Officer of the Company.

Paul Rundell, age 44, is a Managing Director at A&M and has been with the firm since 2007. Mr. Rundell brings over 20 years of experience specializing in the healthcare industry and is a Managing Director in A&M’s restructuring practice. Prior to joining A&M, Mr. Rundell worked with several restructuring and interim management firms where he assisted clients with revenues ranging from $50 million to more than $15 billion. Mr. Rundell has worked with numerous healthcare clients throughout the country. Mr. Rundell served as Interim Chief Executive Officer of 21st Century Oncology Holdings, Inc. from February 2017 through February 2018. He is a Certified Insolvency and Restructuring Advisor (CIRA), a Certified Turnaround Professional (CTP), and a member of the Turnaround Management Association (TMA) and the Association of Insolvency and Restructuring Advisors (AIRA). Mr. Rundell holds a Bachelor’s Degree and a Master’s Degree in business administration from the University of Illinois.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Rundell and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Rundell and the Company that would be required to be reported.

Item 7.01	Regulation FD Disclosure

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Press Release

On April 7, 2020, the Company issued a press release announcing the RSA and the DIP Facility as well as its decision to file the Chapter 11 Cases. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Additional information about the Chapter 11 Cases is available at https://www.QuorumForward.com. For copies of motions and orders filed with the Bankruptcy Court and other documents related to the court supervised process, please visit https://dm.epiq11.com/Quorum.

Disclosure Statement

As described above, the Disclosure Statement was distributed to certain creditors of the Company on April 6, 2020. A copy of the Disclosure Statement is being furnished as Exhibit 99.2 and is incorporated into this Item 7.01 by reference. This Current Report on Form 8-K is not a solicitation of votes to accept or reject the Plan or an offer to sell securities of the Company. Any solicitation of votes or offer to sell or solicitation of an offer to buy any securities of the Company will be made only pursuant to and in accordance with the Disclosure Statement.

Cleansing Material

Beginning in May 2019, the Company commenced discussions with certain of the Consenting Stakeholders regarding the possibility of a potential financing, recapitalization, material sale of assets or equity of one of the Company’s subsidiaries, or alternative transactions for the Company.

The Company entered into confidentiality agreements (collectively, the “NDAs”) with certain of the Consenting Stakeholders. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to the Consenting Stakeholders (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material, including the Company’s financial results for the fourth quarter of 2019, the Company’s financial results for the months of January and February 2020, the 2020 risk adjusted budget of the Company, and discussion materials related to the impact of the 2019 novel coronavirus pandemic on the Company’s financial condition and results of operations, along with accompanying supplemental materials, is attached hereto as Exhibit 99.3 and is incorporated into this Item 7.01 by reference.

The descriptions in this Form 8-K of the Cleansing Material do not purport to be complete and are qualified in their entirety by reference to the complete presentation of the Cleansing Material attached as Exhibit 99.3 hereto.

The information set forth in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents; the length of time the Company will operate under the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s financial restructuring; the conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s trading price and the volatility of the Company’s common stock and the effects of the Chapter 11 Cases on the Company’s continued listing on the New York Stock Exchange; and the effects and the length of the 2019 novel coronavirus (COVID-19) pandemic as well as other risk factors set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including any amendments to those reports) filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.1	Restructuring Support Agreement, dated April 6 2020, by and among the Company and certain of its creditors party thereto

10.2	Equity Commitment Agreement, dated April 6 2020, by and among the Company and certain of the holders of its unsecured senior notes

99.1	Press Release

99.2	Disclosure Statement for the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization dated April 6 2020.

99.3	Cleansing Material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Executive Vice President
and Chief Financial Officer (principal financial officer)

Date: April 7, 2020